Exhibit 99.1

News Release

Contacts:

Leslie S. Magee

Chief Financial Officer

225-298-5261

lmagee@he-equipment.com

Kevin S. Inda

Corporate Communications, Inc.

407-566-1180

kevin.Inda@cci-ir.com

H&E Equipment Services, Inc. Announces Acquisition of

Eagle High Reach Equipment

BATON ROUGE, Louisiana. - (March 1, 2006) - H&E Equipment Services, Inc. (NASDAQ: HEES) announced today that it has completed the previously announced acquisition of all of the capital stock of Eagle High Reach Equipment, Inc. and all of the equity interests of its subsidiary, Eagle High Reach Equipment, LLC (together, “Eagle”), for a purchase price of approximately $59.9 million, subject to post-closing adjustment, plus assumed indebtedness of approximately $2.0 million. H&E funded the Eagle purchase price out of the proceeds from its recently completed initial public offering.

Eagle is a privately-held construction and industrial equipment rental company serving the southern California construction and industrial markets out of five locations. Approximately 75% of Eagle’s revenue is derived from the rental of aerial work platforms.

“We are extremely pleased to announce that we have closed the Eagle acquisition,” said John M. Engquist, President and Chief Executive Officer of H&E. “We feel this is a positive development for our company as it is our initial entry into the high-growth Southern California market and will provide us with opportunities for further growth.”

About H&E Equipment Services, Inc.

H&E Equipment Services, Inc. is one of the largest integrated equipment services companies in the United States with 47 full-service facilities throughout the Intermountain, Southwest, Gulf Coast and Southeast regions of the United States. The Company is focused on heavy construction and industrial equipment and rents, sells and provides parts and service support for four core categories of specialized equipment: (1) hi-lift or aerial platform equipment; (2) cranes; (3) earthmoving equipment; and (4) industrial lift trucks. By providing equipment rental, sales, and on-site parts, repair and

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maintenance functions under one roof, the Company is a one-stop provider for its customers’ varied equipment needs. This full service approach provides the Company with multiple points of customer contact, enabling it to maintain a high quality rental fleet, as well as an effective distribution channel for fleet disposal and provides cross-selling opportunities among its new and used equipment sales, rental, parts sales and service operations. The Company trades on the Nasdaq Stock Exchange National Market under the symbol “HEES.” For further information regarding H&E Equipment Services, Inc., please visit our website at www.he-equipment.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1933. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results that differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: (1) general economic conditions and construction activity in the markets where we operate in North America; (2) relationships with new equipment suppliers; (3) increased maintenance and repair costs; (4) our substantial leverage; (5) the risks associated with the expansion of our business; (6) our possible inability to integrate any businesses we acquire; (7) competitive pressures; (8) compliance with laws and regulations, including those relating to environmental matters; and (9) other factors discussed in our public filings, including the risk factors included in the Company’s Registration Statement on S-1 (File No. 333-128996). Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

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